Exhibit 10.23

INDEMNIFICATION AGREEMENT

          THIS INDEMNIFICATION AGREEMENT (this “Agreement”), is made and entered into this 10th day of May, 2006 (the “Effective Date”), by and among Mobile Storage Group, Inc., a Delaware corporation, Mobile Services Group, Inc., a Delaware corporation (each a “Company” and collectively, the “Companies”), and Douglas A Waugaman (“Indemnitee”).

          WHEREAS, it is essential to the Companies to retain and attract as officers the most capable persons available;

          WHEREAS, at the request of the Companies, Indemnitee currently serves as an officer of one or more of the Companies and may, therefore, be subjected to claims, suits or proceedings arising as a result of his service;

          WHEREAS, as an inducement to Indemnitee to continue to serve as such officer, the Companies have agreed (i) to jointly and severally indemnify and be obligated to advance expenses and costs incurred by Indemnitee in connection with any such claims, suits or proceedings, to the fullest extent permitted by law and as set forth in this Agreement, and (ii) to the extent insurance is maintained, to provide coverage for, or continue coverage of, Indemnitee under the Companies’ directors’ and officer’s liability insurance policies; and

          WHEREAS, the parties by this Agreement desire to set forth their agreement regarding indemnification.

          NOW, THEREFORE, in consideration of the premises contained herein and of Indemnitee’s agreement to continue to serve the Companies directly or, at their request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

          Section 1. Definitions. For purposes of this Agreement:

          (a) “Change in Control” means a change in control of one or more of the Companies occurring after the Effective Date of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), whether or not the Company involved is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after the Effective Date:

                         (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company involved or a corporation owned directly or indirectly by the stockholders of such Company in substantially the same proportions as their ownership of stock of such Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of such Company representing 20% or more of the total voting power represented by such Company’s then outstanding Voting Securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest;

                         (ii) there occurs a proxy contest, or the Company involved is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least two-thirds of the members of the

Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or

                         (iii) during any period of two consecutive years, other than as a result of an event described in clause (a)(ii) of this Section 1, individuals who at the beginning of such period constituted the Board of Directors of the Company involved and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors.

          (b) “Claim” means any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether instituted by any or all of the Companies or by any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

          (c) “Expenses” shall include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

          (d) “Indemnifiable Event” means any event or occurrence related to or alleged to be related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of any of the Companies, or is or was serving at the request of any of the Companies as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

          (e) “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 3, who shall not have otherwise performed services for any of the Companies or Indemnitee within the last three years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

          (f) “Potential Change in Control” shall be deemed to have occurred if (i) any of the Companies enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company involved) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan such Company or a corporation owned, directly or indirectly, by the stockholders of such Company in substantially the same proportions as their ownership of stock of such Company, who is or becomes the beneficial owner, directly or indirectly, of securities of such Company representing nine and one-half percent (9.5%) or more of the combined voting power of such Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by five percent (5%) or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (g) “Reviewing Party” means any appropriate person or body consisting of a member or members of one of the Companies’ Boards of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

          (h) “Voting Securities” means any securities of any of the Companies which vote generally in the election of directors.

          Section 2. Basic Indemnification Arrangement. (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Companies, jointly and severally shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 30 days after written demand is presented to any of the Companies, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and shall include, without limitation, Expenses of any counsel selected by Indemnitee who has the right to select his or her own counsel. If so requested by Indemnitee, the Companies, jointly and severally shall be obligated to advance (within two business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”).

          (b) Notwithstanding the foregoing, (i) the obligations of the Companies under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Companies, jointly and severally, to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Companies shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Companies) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Companies for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be legal counsel or a person who shall be advised by legal counsel which person and/or legal counsel, as applicable, shall be selected by the Board of Directors of Mobile Services Group, Inc., a Delaware corporation, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the States of California or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Companies hereby consent to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Companies and Indemnitee.

          Section 3. Change in Control. The Companies agree that if there is a Change in Control of any of the Companies (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) and the Companies elect to seek legal advice concerning the rights and obligations of the parties hereunder, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or the Companies’ bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, the Companies shall seek legal advice only from Independent Legal Counsel selected by Indemnitee and approved by the Companies (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Companies and Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Companies agree to, jointly and severally be obligated to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

          Section 4. Indemnification for Additional Expenses, The Companies, jointly and severally shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within two business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Companies under this Agreement or any other agreement or the Companies’ bylaws now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Companies, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

          Section 5. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies, jointly and severally, for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Companies, jointly and severally shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

          Section 6. Burden of Proof. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Companies to establish that Indemnitee is not so entitled.

          Section 7. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

          Section 8. Nonexclusivity. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Companies’ bylaws, the Corporations Code of California, the Delaware General Corporation Law or otherwise. To the extent that a change in the Corporations Code of California or the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Companies’ bylaws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

          Section 9. Liability Insurance. To the extent the Companies maintain an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Companies’ directors or officers.

          Section 10. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of any of the Companies against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of any of the Companies shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

          Section 11. Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

          Section 12. Subrogation. In the event of payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Companies effectively to bring suit to enforce such rights.

          Section 13. No Duplication of Payments. The Companies shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, the Companies’ bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

          Section 14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns,

including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Companies, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Companies or of any other enterprise at the Companies’ request.

          Section 15. Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

          Section 16. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

(Signature Follow)

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

MOBILE STORAGE GROUP, INC.,
a Delaware corporation

By:

Name: Christopher A. Wilson
Title: General Counsel & Assistant Secretary

MOBILE SERVICES GROUP, INC.,
a Delaware corporation

By:

Name: Christopher A. Wilson
Title: General Counsel & Assistant Secretary

Douglas A. Waugaman